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Filed Pursuant to Rule 424(b)(4)
Registration No. 333-130224

Prospectus Supplement to Prospectus dated December 9, 2005.

15,500,000 Shares

Packaging Corporation of America

Common Stock

        All of the shares of common stock in the offering are being sold by the selling stockholder identified in this prospectus supplement. Packaging Corporation of America will not receive any of the proceeds from the sale of the shares being sold by the selling stockholder.

        The common stock is listed on the New York Stock Exchange under the symbol "PKG". The last reported sale price of the common stock on December 15, 2005 was $22.45 per share.

        See "Risk Factors" on page S-3 of this prospectus supplement and page 1 of the accompanying prospectus to read about factors you should consider before buying shares of the common stock.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial price to public	$21.50	$333,250,000
Underwriting discount	$0.81	$12,555,000
Proceeds, before expenses, to the selling stockholder	$20.69	$320,695,000

        To the extent that the underwriters sell more than 15,500,000 shares of common stock, the underwriters have the option to purchase up to an additional 2,325,000 shares from the selling stockholder at the initial price to the public, less the underwriting discount.

        The underwriters expect to deliver the shares against payment in New York, New York on December 21, 2005.

Goldman, Sachs & Co.	JPMorgan
Sole Bookrunning Lead Manager	Joint Lead Manager

Prospectus Supplement dated December 15, 2005.

ABOUT THIS PROSPECTUS SUPPLEMENT

        You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. Neither we, the selling stockholder nor the underwriters has authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale of our common stock means that information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or any other offering material is correct as of any date other than its date. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of any offer to buy these shares of common stock in any circumstances or jurisdiction under which the offer or solicitation is unlawful.

        The terms "PCA, "we," "us," and "our" as used in this prospectus supplement and the accompanying prospectus refer to Packaging Corporation of America and its consolidated subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary is not complete and does not contain all of the information that you should consider before buying shares in this offering. You should read carefully the entire prospectus supplement and the accompanying prospectus, including in particular the section of this prospectus supplement entitled "Risk Factors," and the more detailed information and financial statements and related notes appearing in the documents incorporated by reference in this prospectus supplement.

OUR COMPANY

Overview

        Packaging Corporation of America, or PCA, is the sixth largest producer of containerboard and corrugated products in the United States, based on production capacity as reported in the Pulp & Paper 2003-2004 Global Fact and Price Book. With 2004 net sales of $1.9 billion, PCA produced about 2.3 million tons of containerboard, of which about 80% was consumed in our corrugated products manufacturing plants, 13% was sold to domestic customers and 7% was sold to the export market. Our corrugated products manufacturing plants sold about 29.9 billion square feet of corrugated products.

        Our converting operations produce a wide variety of corrugated packaging products, including conventional shipping containers used to protect and transport manufactured goods and multi-color boxes and displays with strong visual appeal that help to merchandise the packaged product in retail locations. In addition, we are a large producer of meat boxes and wax-coated boxes for the agricultural industry.

        PCA's strategy of focusing on the containerboard sector allows us to leverage our low cost position, strong operating capabilities, experienced management team and established customer relationships to maximize growth in corrugated products volume and profitability. In addition, our prudent balance sheet management and successful efforts to diversify our sources of energy supply and raw materials provide us with significant strategic and financial flexibility.

        Packaging Corporation of America is a Delaware corporation. Our principal executive offices are located at 1900 West Field Court, Lake Forest, IL 60045, and our telephone number is (847) 482-3000. Our website address is http://www.packagingcorp.com. Information on our website should not be construed to be part of this prospectus.

RECENT DEVELOPMENTS

        On November 16, 2005, the Fibre Box Association ("FBA") reported that October ending containerboard inventories were 2,182,500 tons. The FBA also reported that industry corrugated products shipments in October were up 2.6% compared to October 2004. On December 15, 2005, the FBA reported that November ending containerboard inventories were 2,178,500 tons, the lowest level since October 1994, and corrugated products shipments in November were up 2.8% compared to November 2004.

        Our corrugated products shipments, including shipments resulting from our acquisition of Midland Container in April 2005, were up 3.6% in October and 5.5% in November compared to last year.

        The process of passing through our October 2005 containerboard price increase of $30 per ton to corrugated products has been completed and is effective for essentially all of our customers with January shipments. We have also announced a price increase of $40 per ton for linerboard and of $50 per ton for corrugating medium effective January 3, 2006.

THE OFFERING

Common stock offered by the selling stockholder	15,500,000 shares
Common stock to be outstanding after this offering	108,154,684 shares
Common stock to be outstanding after this offering and the repurchase and subsequent retirement of shares referred to below	103,654,684 shares
Use of proceeds
We will not receive any proceeds from the sale of common stock by the selling stockholder. The selling stockholder will receive all net proceeds from the sale of shares of our common stock offered in the prospectus supplement.
New York Stock Exchange symbol	PKG

        We intend to separately purchase 4,500,000 shares of our common stock from the selling stockholder concurrently with the closing of this offering at a price per share equal to the net proceeds per share that the selling stockholder will receive in this offering. We intend to fund this repurchase using cash on hand. The closing of this offering is not conditioned upon the closing of the repurchase, but the closing of the repurchase is conditioned upon the closing of this offering.

        The number of shares of common stock to be outstanding after this offering is based on the number of shares outstanding as of November 30, 2005, and excludes:

  •
  3,879,059 shares of common stock issuable upon exercise of stock options outstanding as of November 30, 2005, at a weighted average exercise price of $16.56 per share; and

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  1,699,553 additional shares of common stock reserved for future grants or awards under our Amended and Restated 1999 Long-Term Equity Incentive Plan.

        Unless otherwise expressly stated or the context otherwise requires, the information in this prospectus supplement assumes no exercise of the underwriters' over-allotment option to purchase up to 2,325,000 additional shares of common stock from the selling stockholder.

RISK FACTORS

        You should carefully consider the following factors in addition to the other information set forth in our Annual Report on Form 10-K before making any investment decisions with respect to our common stock or other securities. If any of the events described below actually occur, our business, financial condition or operating results could be adversely affected in a material way. This could cause the trading prices of our securities to decline significantly.

Industry Risks

        Industry Earnings Cyclicality—Imbalances of supply and demand for containerboard affect the price at which we can sell containerboard and, as a result, could result in lower selling prices and earnings.

        The price of containerboard could fall if the supply of containerboard available for sale in the market exceeds the demand. The demand for containerboard is driven by market needs for containerboard in the United States and abroad to manufacture corrugated shipping containers. Market needs or demand are driven by both global and U.S. business conditions. If supply exceeds demand, prices for containerboard could decline, resulting in decreased earnings and cash flow.

        From time to time, we have taken downtime (or slowbacks) at some of our mills to balance our production of containerboard with the market demand for our containerboard, and we may continue to do so in the future. Some of our competitors have also temporarily closed or reduced production at their containerboard mills, some of which could reopen and increase production capacity. This could result in a supply and demand imbalance and cause prices to fall.

        Competition—The intensity of competition in the containerboard and corrugated packaging industry combined with the commodity nature of containerboard could result in downward pressure on pricing, which could materially reduce earnings.

        We operate in an industry that is highly competitive, with no single containerboard or corrugated packaging producer having a dominant position. Containerboard cannot generally be differentiated by producer, which tends to intensify price competition. The corrugated packaging industry is also sensitive to price fluctuations, as well as other factors including innovation, design, quality and service. To the extent that one or more competitors are more successful with respect to any key competitive factor, our business could be materially adversely affected. Our products also compete, to some extent, with various other packaging materials, including products made of paper, plastics, wood and various types of metal. The intensity of containerboard competition and the commodity nature of containerboard, plus the intensity of corrugated packaging competition, could lead to a reduction in our market share as well as lower prices for our products, both of which could materially reduce our earnings.

Company Risks

        Cost of Wood Fiber—Dependence on external wood fiber sources could lead to higher costs and lower earnings for us.

        During 1999 and 2000, we sold 800,000 acres of owned timberlands. In connection with these sales, we entered into supply agreements at market prices for wood fiber to be consumed at three of our four mills. In addition to these supply agreements, we also secure wood fiber from various other sources at market prices.

        Because we do not own any timberlands, we are more vulnerable to changes in availability of wood fiber in areas adjacent to our mills than those of our competitors who do own timberlands in areas adjacent to their mills, and therefore could face higher wood fiber costs than those competitors, both in terms of the cost of the wood fiber itself as well as the transportation costs to get the wood fiber to our mills. The price for wood fiber has historically fluctuated on a cyclical basis and has often depended on a variety of factors over which we have no control, including environmental and conservation regulations, natural disasters and the weather.

        Any increase in wood fiber costs could cause our manufacturing costs to increase and our earnings to decrease to a greater extent than those of our competitors which own their own timberlands.

        Cost of Recycled Fiber—An increase in the cost of recycled fiber could increase our containerboard manufacturing costs and lower our earnings.

        We purchase recycled fiber for use at three of our four containerboard mills. We currently purchase, net of recycled fiber generated at our box plants, approximately 400,000 tons of recycled fiber per year.

        The increase in demand of products manufactured, in whole or in part, from recycled fiber on a global basis has caused an occasional tightness in the supply of recycled fiber. These periods of supply and demand imbalance have tended to create significant price volatility. We expect that periods of above average recycled fiber costs and overall price volatility will continue, which could result in earnings volatility.

        Cost of Purchased Energy—An increase in the cost of purchased energy, particularly natural gas and fuel oil, could lead to higher manufacturing costs, resulting in reduced earnings.

        We have the capability to use various types of purchased fuels in our manufacturing operations, including coal, bark, natural gas and fuel oil. Energy prices, in particular prices for fuel oil and natural gas, have fluctuated dramatically in the past and have risen substantially in recent years. These fluctuations impact our manufacturing costs and result in earnings volatility. If energy prices rise, our production costs will increase, which will lead to higher manufacturing costs and reduced earnings.

        Environmental Matters—We may incur significant environmental liabilities with respect to both past and future operations.

        We are subject to, and must comply with, a variety of federal, state and local environmental laws, particularly those relating to air and water quality, waste disposal and the cleanup of contaminated soil and groundwater. Because environmental regulations are constantly evolving, we have incurred, and will continue to incur, costs to maintain compliance with those laws. In the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2004 Annual Report on Form 10-K (see "Incorporation of Certain Information by Reference") under the caption "Environmental Matters", we provide certain estimates of expenditures we expect to make for environmental compliance in the next few years. Although we have established reserves to provide for future environmental liability, these reserves may not be adequate.

        Restrictions Imposed by the Senior Credit Facility, the Receivables Revolving Credit Facility and the Indenture Governing our Notes—Our operating flexibility is limited in significant respects by the restrictive covenants in our senior credit facility, the receivables revolving credit facility and the indenture governing our notes.

        Our senior credit facility, receivables revolving credit facility and the indenture governing our notes impose restrictions on us that could increase our vulnerability to general adverse economic and industry conditions by limiting our flexibility in planning for and reacting to changes in our business and industry. Specifically, these restrictions limit our ability, among other things, to:

  •
  incur liens;

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  enter into certain transactions with affiliates;

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  enter into sale and leaseback transactions; and

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  merge or consolidate with any other person or sell or otherwise dispose of all or substantially all of our assets.

        Major Stockholder; Potential Conflicts—The interests of our major stockholder could conflict with those of the other holders of our common stock.

        Our largest stockholder, PCA Holdings LLC, an entity controlled by Madison Dearborn Partners, held 44,098,010, or 40.8%, of our outstanding shares of common stock as of November 30, 2005. Upon completion of this offering, PCA Holdings LLC will own approximately 26.4% of our outstanding shares of common stock, or approximately 23.2% of our outstanding shares upon completion of our repurchase and our subsequent retirement of an additional 4,500,000 shares from PCA Holdings LLC concurrently with the closing of this offering. As a result of its ownership of a significant percentage of our outstanding common stock, Madison Dearborn Partners has had and will continue to have substantial influence over the outcome of all matters submitted to a vote of our stockholders, including the election of directors. The interests of Madison Dearborn Partners could conflict with the interests of our other stockholders.

  Investment Risks

        Availability of Significant Amounts of Common Stock for Sale—The market price of our common stock could be adversely affected as a result of the availability of a significant amount of our common stock for sale.

        PCA Holdings LLC currently has registration rights that require us to register its shares of common stock under the Securities Act at our expense. The future sale of a substantial number of shares of our common stock held by PCA Holdings LLC in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock.

        Potential Impediments to a Change of Control—Some of the provisions of our charter documents and the presence of a large stockholder could discourage acquisition proposals by third parties and could delay, deter or prevent a change in control.

        Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, to issue shares of preferred stock in one or more series without stockholder approval. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and for other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from seeking to acquire, a majority of our outstanding voting stock. The presence of a significant stockholder may also deter a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, even if that might be favorable to us or our other stockholders.

        Market Price of our Common Stock—The market price of our common stock may be volatile, which could cause the value of your investment to decline.

        Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of our common stock in spite of our operating performance. In addition, our operating results could be below the expectations of public market analysts and investors, and in response, the market price of our common stock could decrease significantly. You may be unable to resell your shares of our common stock at or above the public offering price.

FORWARD-LOOKING STATEMENTS

        Some of the statements contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and in particular, statements found under the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2004 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, incorporated by reference in this prospectus supplement, that are not historical in nature may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often identified by the words "will," "should," "anticipate," "believe," "expect," "intend," "estimate," "hope," or similar expressions. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties. There are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. These factors, risks and uncertainties include the following:

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  the impact of general economic conditions;

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  containerboard and corrugated products general industry conditions, including competition, product demand and product pricing;

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  fluctuations in wood fiber and recycled fiber costs;

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  fluctuations in purchased energy costs; and

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  legislative or regulatory requirements, particularly concerning environmental matters.

        Our actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements, and accordingly, we can give no assurances that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. In view of these uncertainties, investors are cautioned not to place undue reliance on these forward-looking statements. We expressly disclaim any obligation to publicly revise any forward-looking statements that have been made to reflect the occurrence of events after the date hereof. For a discussion of other factors that may affect our business, you should also read carefully the factors described in the "Risk Factors" section.

SELLING STOCKHOLDER

Beneficial Ownership

        The following table sets forth information with respect to the beneficial ownership of our common stock held as of November 30, 2005 by the stockholder which is selling shares in this offering. Unless otherwise noted, the selling stockholder has sole voting and investment power as to the shares shown.

		Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering(1)(2)
Name and Address				Shares Being Offered(1)
		Number	Percent		Number	Percent
PCA Holdings LLC(3)
c/o	Madison Dearborn Partners, LLC Three First National Plaza Chicago, IL 60602	44,098,010	40.8%	15,500,000	28,598,010	26.4%

(1)
The selling stockholder has granted the underwriters for this offering an over-allotment option to purchase up to 2,325,000 additional shares of common stock. If the over-allotment option is exercised in full, the number of shares being offered will be 17,825,000, and the number of shares beneficially owned after the offering will be 26,273,010, or 24.3%.

(2)
We intend to purchase 4,500,000 shares from the selling stockholder concurrently with the closing of this offering at a price per share equal to the net proceeds per share that the selling stockholder will receive in this offering. Upon completion of the sale of the shares being offered hereby and the sale by the selling stockholder of 4,500,000 shares to us and the subsequent retirement of those shares by us, the selling stockholder will beneficially own 24,098,010 shares, or 23.2% of our outstanding shares (21,773,010 shares, or 21.0% of our outstanding shares, if the over-allotment option is exercised in full).

(3)
The members of PCA Holdings LLC are Madison Dearborn Capital Partners III, L.P. ("MDCP III") and a fund affiliated with MDCP III. MDCP III and the affiliated fund may be deemed to have beneficial ownership of the shares of common stock of PCA held by PCA Holdings LLC. Shares beneficially owned by MDCP III and the affiliated fund may be deemed to be beneficially owned by Madison Dearborn Partners III, L.P., the general partner of each fund ("MDP III"), by Madison Dearborn Partners LLC, the general partner of MDP III, and by a limited partner committee of MDP III.

USE OF PROCEEDS

        All of the shares of common stock offered pursuant to this prospectus supplement will be sold by the selling stockholder for its account. We will not receive any of the proceeds from these sales.

CAPITALIZATION

        The following table sets forth our capitalization as of September 30, 2005 on an actual basis, and as adjusted to reflect the repurchase and subsequent retirement of 4,500,000 shares of our common stock at the initial price to public set forth on the cover of this prospectus supplement, less underwriting discount. The information in this table should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement (see "Incorporation of Certain Information by Reference").

	September 30, 2005
	Actual	As Adjusted
	(In thousands)
Cash and cash equivalents	$184,429	$90,824 (a)

Long-term debt, including current maturities:
Senior credit facility:
Revolving credit facility (b)	$—	$—
Term loan	39,000	39,000
Receivables credit facility (c)	109,000	109,000
4 3/8% Senior Notes due 2008, net of discount	149,624	149,624
5 3/4% Senior Notes due 2013, net of discount	397,343	397,343
Other	124	124

Total debt	695,091	695,091

Shareholders' equity:
Common stock, par value $0.01 per share, 300,000,000 shares authorized, 108,118,659 shares issued and outstanding, actual; 103,618,659 shares issued and outstanding, as adjusted (d)	1,081	1,036
Additional paid in capital (d)	510,367	417,307
Retained earnings	273,789	273,485
Accumulated other comprehensive income:
Unrealized gain on derivatives, net	20,144	20,144
Cumulative foreign currency translation adjustment	(4)	(4)

Total accumulated other comprehensive income	20,140	20,140
Unearned compensation on restricted stock	(6,549)	(6,549)

Total shareholders' equity	798,828	705,419

Total capitalization	$1,493,919	$1,400,510

(a)
Adjustments reflect the net effect on cash of the following transactions:

Cash and cash equivalents, as reported	$184,429
Common stock repurchases	(93,105)
Estimated fees and expenses	(500)

Cash and cash equivalents, as adjusted	$90,824

(b)
As of September 30, 2005, we had a $100 million revolver with no borrowings outstanding. If we had, the interest rate with four business days notice of borrowing would have been 5.113% per annum on any amounts borrowed.

(c)
As of September 30, 2005, we had a $150 million receivables credit facility with $109 million borrowed and outstanding. Borrowings under the receivables credit facility bear an interest rate of 4.223% per annum as of September 30, 2005.

(d)
The as adjusted amount does not include the 3,916,635 shares of common stock issuable upon exercise of stock options issued and outstanding as of September 30, 2005 under our management equity agreements and our amended and restated 1999 long-term equity incentive plan.

DIVIDEND POLICY

        On October 13, 2003, we announced our intention to begin paying a quarterly cash dividend of $0.15 per share, or $0.60 per share annually, on our common stock. The first quarterly dividend of $0.15 per share was paid on January 15, 2004 to shareholders of record as of December 15, 2003. On January 19, 2005, we announced an increase in our quarterly dividend to $0.25 per share, or $1.00 per share annually, on our common stock. The first quarterly cash dividend of $0.25 per share was paid to shareholders of record as of March 15, 2005 with a payment date of April 15, 2005. Going forward, we currently intend to pay a cash dividend on a quarterly basis. The continuation of our dividend policy and the payment of future dividends will depend on our earnings, cash needs, terms of debt agreements and other factors our board of directors deems relevant from time to time.

DESCRIPTION OF CAPITAL STOCK

General

        Our restated certificate of incorporation authorizes the issuance of up to 300,000,000 shares of common stock, par value $0.01 per share, 3,000,000 shares of preferred stock, par value $0.01 per share, and 100 shares of junior preferred stock, par value $0.01 per share. As of November 30, 2005, 108,154,684 shares of common stock, no shares of preferred stock and no shares of junior preferred stock were outstanding. As of November 30, 2005, we had 63 registered holders of common stock.

Common Stock

        Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative voting rights. Subject to preferences to which holders of preferred stock and junior preferred stock may be entitled, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. See "Dividend Policy." In the event of our liquidation, dissolution or winding up, holders of common stock would be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock and junior preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Preferred Stock

        Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, to issue shares of preferred stock in one or more series without stockholder approval. Each series of preferred stock will have the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by the board of directors. The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays and uncertainties associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.

Registration Rights

        We, the selling stockholder and Pactiv are parties to a registration rights agreement which provides Pactiv and the selling stockholder and their respective affiliates and transferees with "demand" registration rights, entitling them to cause us to register all or part of our common stock and or other securities held by them under the Securities Act of 1933, as well as "piggyback" registration rights. Pactiv exercised one of its "demand" registration rights under this agreement in order to effect the registration of its shares of common stock for sale in the initial public offering of our common stock on January 28, 2000. During 2001, Pactiv sold its remaining ownership in our common stock, and no longer is a party to the registration rights agreement. In addition, the selling stockholder and its affiliates and transferees have "piggyback" registration rights, which entitle them to cause us to include their securities in a registration in which we propose to register any of its securities under the Securities Act. The selling stockholder and its affiliates are entitled to demand:

  (i)
  three "long form" registrations in which we will pay the registration expenses, other than underwriting discounts and commissions,

  (ii)
  an unlimited number of "short form" registrations in which we will pay the registration expenses, other than underwriting discounts and commissions, and

  (iii)
  an unlimited number of "long form" registrations in which the requesting holders will pay the registration expenses.

Effect of Certificate of Incorporation and Bylaws

        Our restated certificate of incorporation and our second amended and restated bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

        The restated certificate provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The restated certificate provides that, except as otherwise required by law, special meetings of the stockholders can only be called by a resolution adopted by a majority of the board or by our chief executive officer. Stockholders are not permitted to call a special meeting or require the board to call a special meeting.

        The restated bylaws establishes an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholders intention to bring that business before the meeting. Although the restated bylaws will not give the board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to come before a special or annual meeting, the bylaws may have the effect of precluding the conduct of proposed business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Transfer Agent and Registrar

        The Transfer Agent and Registrar for our common stock is Computershare Investor Services. The address of the Transfer Agent and Registrar is P.O. Box 43069, Providence, Rhode Island 02940-3069, and its telephone number is (877) 282-1168. The telephone number outside North America is (781) 575-2879.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

        The following is a general discussion of the material United States federal income and estate tax consequences of the purchase, ownership and disposition of common stock that may be relevant to you if you are a non-United States Holder. As used in this prospectus supplement, the term "non-United States Holder" is a beneficial owner of our common stock other than:

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  a citizen or individual resident of the United States;

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  a corporation or other entity taxable as a corporation under U.S. federal income tax laws created or organized in or under the laws of the United States, of any state of the United States or the District of Columbia;

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  an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

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  a trust subject to the primary supervision of a U.S. court and the control of one or more U.S. persons, or a trust that has validly elected to be treated as a domestic trust under applicable Treasury regulations.

        If a partnership, including any entity treated as a partnership for U.S. federal income tax purposes, is a holder of our common stock, the tax treatment of a partner in the partnership will generally depend upon the tax status of the partner and the activities of the partnership. A holder that is a partnership, and partners in such partnership, should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.

        This discussion is based on current law, which is subject to change, possibly with retroactive effect, or different interpretations. This discussion is limited to non-United States Holders who hold shares of common stock as capital assets. Moreover, this discussion is for general information only and does not address all the tax consequences that may be relevant to you in light of your personal circumstances, nor does it discuss special tax provisions, which may apply to you if you relinquished United States citizenship or residence.

        If you are an individual, you may, in many cases, be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending with the current calendar year. For these purposes all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted.

        Resident aliens are subject to United States federal income tax as if they were United States citizens. The tax treatment of a person who or that holds an interest in an entity that is treated as a foreign partnership for United States federal income tax purposes will generally depend upon the status of such person or the activities of the entity. Persons who or that hold an interest in such an entity should consult their own tax advisors.

        EACH PROSPECTIVE PURCHASER OF COMMON STOCK IS ADVISED TO CONSULT A TAX ADVISOR WITH RESPECT TO CURRENT AND POSSIBLE FUTURE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY UNITED STATES STATE, MUNICIPALITY OR OTHER TAXING JURISDICTION.

Dividends

        If dividends are paid, as a non-United States Holder, you will be subject to withholding of United States federal income tax at a 30% rate or a lower rate as may be specified by an applicable income tax treaty. To claim the benefit of a lower rate under an income tax treaty, you must properly file with the payor an Internal Revenue Service Form W-8BEN, or successor form, claiming an exemption from or reduction in withholding under the applicable tax treaty. In addition, where dividends are paid to a non-United States Holder that is a partnership for U.S. federal income tax purposes, persons holding an interest in the entity may need to provide certification claiming an exemption or reduction in withholding under the applicable treaty.

        If dividends are considered effectively connected with the conduct of a trade or business by you within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment of yours, those dividends will be subject to United States federal income tax on a net basis at applicable graduated individual or corporate rates but will not be subject to withholding tax, provided an Internal Revenue Service Form W-8ECI, or successor form, is filed with the payor. If you are a foreign corporation, any effectively connected dividends may, under certain circumstances, be subject to an additional "branch profits tax" at a rate of 30% or a lower rate as may be specified by an applicable income tax treaty.

        You must comply with the certification procedures described above, or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures, directly or under certain circumstances through an intermediary, to obtain the benefits of a reduced rate under an income tax treaty with respect to dividends paid with respect to your common stock. In addition, if you are required to provide an Internal Revenue Service Form W-8ECI or successor form, as discussed above, you must also provide your tax identification number.

        If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Gain on Disposition of Common Stock

        As a non-United States Holder, you generally will not be subject to United States federal income tax on any gain recognized on the sale or other disposition of common stock unless:

  •
  the gain is considered effectively connected with the conduct of a trade or business by you within the United States and, where a tax treaty applies, is attributable to a United States permanent establishment of yours (and, in which case, if you are a foreign corporation, you may be subject to an additional "branch profits tax" equal to 30% or a lower rate as may be specified by an applicable income tax treaty);

  •
  you are an individual who holds the common stock as a capital asset and are present in the United States for 183 or more days in the taxable year of the sale or other disposition and other conditions are met; or

  •
  we are or become a United States Real Property Holding Corporation ("USRPHC"). We believe that we are not currently, and are not likely to become, a USRPHC. If we were to become a USRPHC, then gain on the sale or other disposition of common stock by you generally would not be subject to United States federal income tax provided:

  •
  the common stock was "regularly traded on an established securities market"; and

  •
  you do not actually or constructively own more than 5% of the common stock during the shorter of (i) the five-year period ending on the date of the disposition or (ii) your holding period for such common stock.

Federal Estate Tax

        If you are an individual, common stock held at the time of your death will be included in your gross estate for United States federal estate tax purposes, and may be subject to United States federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding Tax

        We must report annually to the Internal Revenue Service and to each of you the amount of dividends paid to you and the tax withheld with respect to those dividends, regardless of whether withholding was required. Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or other applicable agreements.

        Backup withholding is generally imposed at a rate currently not to exceed 28% on certain payments to persons that fail to furnish the necessary identifying information to the payor. You generally will be subject to backup withholding tax with respect to dividends paid on your common stock at a rate currently not to exceed 28% unless you certify your non-United States status.

        The payment of proceeds of a sale of common stock effected by or through a United States office of a broker is subject to both backup withholding and information reporting unless you provide the payor with your name and address and you certify your non-United States status or you otherwise establish an exemption. In general, backup withholding and information reporting will not apply to the payment of the proceeds of a sale of common stock by or through a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or a foreign partnership that at any time during its tax year either is engaged in the conduct of a trade or business in the United States or has as partners one or more United States persons that, in the aggregate, hold more than 50% of the income or capital interest in the partnership, backup withholding will not apply but such payments will be subject to information reporting, unless such broker has documentary evidence in its records that you are a non-United States Holder and certain other conditions are met or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished in a timely manner to the Internal Revenue Service.

UNDERWRITING

        The company, the selling stockholder and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table from the selling stockholder.

Underwriters	Number of Shares
Goldman, Sachs & Co.	11,625,000
J.P. Morgan Securities Inc.	3,875,000

Total	15,500,000

        The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

        If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 2,325,000 shares from the selling stockholder to cover such sales. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will purchase shares in approximately the same proportion as set forth in the table above.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholder. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 2,325,000 additional shares.

Paid by the Selling Stockholder

	No Exercise	Full Exercise
Per Share	$0.81	$0.81
Total	$12,555,000	$14,438,250

        Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.49 per share from the initial public offering price. Any such securities dealers may resell any shares purchased from the underwriters to certain other brokers or dealers at a discount of up to $0.10 per share from the initial public offering price. If all the shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

        We, the selling stockholder and our directors and executive officers have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of the underwriters. This agreement does not apply to any existing employee benefit plans.

        In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from the selling stockholder in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the company's stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on NYSE, in the over-the-counter market or otherwise.

        Each of the underwriters has represented and agreed that:

  (a)
  it has not made or will not make an offer of shares to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

  (b)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

  (c)
  it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  (c)
  in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        The shares may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the shares may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        We and the selling stockholder estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $500,000.

        We and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the company, for which they received or will receive customary fees and expenses.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon by Kirkland & Ellis LLP, Chicago, Illinois. Some of the partners of Kirkland & Ellis LLP are members of a partnership that is an investor in Madison Dearborn Capital Partners III, L.P. Kirkland & Ellis LLP has from time to time represented, and may continue to represent, Madison Dearborn Partners, LLC and some of its affiliates in connection with various legal matters. Sidley Austin Brown & Wood LLP, New York, New York will act as counsel to the underwriters. Some of the partners of Sidley Austin Brown & Wood LLP are investors, directly or through partnerships in which they invest, in Madison Dearborn Capital Partners III, L.P. Sidley Austin Brown & Wood LLP has from time to time represented, and may continue to represent, Madison Dearborn Partners, LLC and some of its affiliates in connection with various legal matters.

EXPERTS

        The consolidated financial statements of Packaging Corporation of America appearing in Packaging Corporation of America's Annual Report on Form 10-K for the year ended December 31, 2004 (including Schedule II appearing therein) and Packaging Corporation of America management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The financial statements of Southern Timber Venture, LLC appearing in Packaging Corporation of America's Annual Report on Form 10-K/A for the year ended December 31, 2004 have been audited by Grantham, Poole, Randall, Reitano, Arrington & Cunningham PLLC, certified public accountants, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02, Item 7.01 or Item 8.01 of a Current Report on Form 8-K):

  •
  our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2004;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; and

  •
  our Current Report on Form 8-K, filed on May 6, 2005.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02, Item 7.01 or Item 8.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus supplement and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to Richard B. West, Packaging Corporation of America, 1900 West Field Court, Lake Forest, Illinois 60045, (847) 482-2191.

PROSPECTUS

17,825,000 Shares

PACKAGING CORPORATION OF AMERICA
Common Stock

        The selling stockholder named herein may offer and sell from time to time up to 17,825,000 shares of our common stock covered by this prospectus. The selling stockholder will receive all of the proceeds from any sales of its shares. We will not receive any of the proceeds, but we will incur expenses, in connection with the offering.

        Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. The selling stockholder may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell the shares in the section entitled "Plan of Distribution" beginning on page 5.

        Our common stock is traded on the New York Stock Exchange under the symbol PKG. On December 8, 2005, the last reported sale price of our common stock on the New York Stock Exchange was $24.12 per share.

        See "Risk Factors" on page 1 of this prospectus to read about factors you should consider before buying shares of the common stock.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2005

ABOUT THIS PROSPECTUS

        You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Neither we, the selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein. The information contained in this prospectus, in any prospectus supplement, in any document incorporated by reference or any other offering material is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful. The terms "PCA," "we," "us," and "our" as used in this prospectus refer to Packaging Corporation of America and its consolidated subsidiaries. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

i

OUR COMPANY

Overview

        Packaging Corporation of America, or PCA, is the sixth largest producer of containerboard and corrugated products in the United States, based on production capacity as reported in the Pulp & Paper 2003-2004 Global Fact and Price Book. With 2004 net sales of $1.9 billion, PCA produced about 2.3 million tons of containerboard, of which about 80% was consumed in our corrugated products manufacturing plants, 13% was sold to domestic customers and 7% was sold to the export market. Our corrugated products manufacturing plants sold about 29.9 billion square feet of corrugated products.

        Our converting operations produce a wide variety of corrugated packaging products, including conventional shipping containers used to protect and transport manufactured goods, multi-color boxes and displays with strong visual appeal that help to merchandise the packaged product in retail locations. In addition, we are a large producer of meat boxes and wax-coated boxes for the agricultural industry.

        Packaging Corporation of America is a Delaware corporation. Our principal executive offices are located at 1900 West Field Court, Lake Forest, IL 60045, and our telephone number is (847) 482-3000. Our website address is www.packagingcorp.com. Information on our website should not be construed to be part of this prospectus.

RISK FACTORS

        Investing in our common stock involves risks. You should carefully consider the risks, uncertainties and assumptions discussed under the section "Risk Factors" included as Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2004, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other documents we file with the Securities and Exchange Commission ("SEC") in the future (see "Incorporation of Certain Information by Reference").

FORWARD-LOOKING STATEMENTS

        Some of the statements contained and incorporated by reference in this prospectus and in particular, statements found under the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2004 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, incorporated by reference in this prospectus, that are not historical in nature may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often identified by the words "will," "should," "anticipate," "believe," "expect," "intend," "estimate," "hope," or similar expressions. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties. There are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. These factors, risks and uncertainties include the following:

  •
  the impact of general economic conditions;

  •
  containerboard and corrugated products general industry conditions, including competition, product demand and product pricing;

  •
  fluctuations in wood fiber and recycled fiber costs;

  •
  fluctuations in purchased energy costs; and

  •
  legislative or regulatory requirements, particularly concerning environmental matters.

        Our actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements, and accordingly, we can give no assurances that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. In view of these uncertainties, investors are cautioned not to place undue reliance on these forward-looking statements. We expressly disclaim any obligation to publicly revise any forward-looking statements that have been made to reflect the occurrence of events after the date hereof. For a discussion of other factors that may affect our business, you should also read carefully the factors described in the "Risk Factors" section incorporated by reference into this prospectus (see "Risk Factors").

SELLING STOCKHOLDER

Beneficial Ownership

        The following table sets forth information with respect to the beneficial ownership of our common stock held as of November 30, 2005 by the stockholder which is selling shares in this offering. Unless otherwise noted, the selling stockholder has sole voting and investment power as to the shares shown. The selling stockholder may sell, from time to time, all, some or none of the shares covered by this prospectus.

		Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering(1)
				Shares Being Offered
Name and Address		Number	Percent		Number	Percent
PCA Holdings LLC(2)
c/o	Madison Dearborn Partners, LLC Three First National Plaza Chicago, IL 60602	44,098,010	40.8%	17,825,000	26,273,010	24.3%

(1)
Assumes that the selling stockholder disposes of all the shares of common stock covered by this prospectus, and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

(2)
The members of PCA Holdings LLC are Madison Dearborn Capital Partners III, L.P. ("MDCP III") and a fund affiliated with MDCP III. MDCP III and the affiliated fund may be deemed to have beneficial ownership of the shares of common stock of PCA held by PCA Holdings LLC. Shares beneficially owned by MDCP III and the affiliated fund may be deemed to be beneficially owned by Madison Dearborn Partners III, L.P., the general partner of each fund ("MDP III"), by Madison Dearborn Partners LLC, the general partner of MDP III, and by a limited partner committee of MDP III.

Material Relationships with the Selling Stockholder

        Registration Rights Agreement.    We, the selling stockholder and Pactiv Corporation entered into a registration rights agreement under which the selling stockholder and Pactiv and their respective affiliates have "demand" registration rights, which entitle them to cause us to register their securities of PCA under the Securities Act. Pactiv exercised one of its "demand" registration rights under this agreement in order to effect the registration of its shares of common stock for sale in the initial public offering of our common stock on January 28, 2000. During 2001, Pactiv sold its remaining ownership in our common stock, and no longer is a party to the registration rights agreement. In addition, the selling stockholder and its affiliates and transferees have "piggyback" registration rights, which entitle them to cause us to include their securities in a registration in which we propose to register any of our securities under the Securities Act. The selling stockholder and its affiliates are entitled to demand:

  (1)
  three "long form" registrations in which we will pay the registration expenses, other than underwriting discounts and commissions,

  (2)
  an unlimited number of "short form" registrations in which we will pay the registration expenses, other than underwriting discounts and commissions, and

  (3)
  an unlimited number of "long form" registrations in which the requesting holders will pay the registration expenses.

        The selling stockholder and its affiliates will have priority, before any other holders of our securities, to participate in any registrations of our securities. We have registered the shares covered by this prospectus pursuant to the selling stockholder's exercise of its demand registration rights under the registration rights agreement.

        Services Agreement.    On April 12, 1999, we entered into a holding company support agreement with the selling stockholder, under which we agreed to reimburse the selling stockholder for all fees, costs and expenses, up to an aggregate amount of $250,000 per year, related to the selling stockholder's investment in us. These expenses include the selling stockholder's general operating expenses, franchise tax obligations, accounting, legal, corporate reporting and administrative expenses, and any other expenses incurred by the selling stockholder as a result of its investment in us. No amounts have ever been paid under this agreement.

USE OF PROCEEDS

        All of the shares of common stock offered pursuant to this prospectus will be sold by the selling stockholder for its account. We will not receive any of the proceeds from these sales.

PLAN OF DISTRIBUTION

        We are registering 17,825,000 shares of our common stock for possible sale by the selling stockholder. Unless the context otherwise requires, as used in this prospectus, "selling stockholder" includes the selling stockholder named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

        The selling stockholder may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

  •
  on the New York Stock Exchange, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

  •
  in privately negotiated transactions;

  •
  in underwritten transactions;

  •
  in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

  •
  in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

  •
  through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

        The selling stockholder may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholder and, at the time of the determination, may be higher or lower than the market price of our common stock on the New York Stock Exchange or any other exchange or market.

        The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholder may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholder and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any profit on the sale of the shares by the selling stockholder and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

        The selling stockholder may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the

Securities Act. Under the registration rights agreement, we have agreed to indemnify the selling stockholder against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock; however, the selling stockholder will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.

        Upon our notification by the selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

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  the name of each such selling stockholder;

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  the number of shares being offered;

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  the terms of the offering;

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  the names of the participating underwriters, broker-dealers or agents;

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  any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

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  the public offering price; and

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  other material terms of the offering.

        In addition, upon being notified by the selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

        The selling stockholder is subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

        To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholder may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

        The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Kirkland & Ellis LLP, Chicago, Illinois, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Some of the partners of Kirkland & Ellis LLP are members of a partnership that is an investor in Madison Dearborn Capital Partners III, L.P. Kirkland & Ellis LLP has from time to time represented, and may continue to represent, Madison Dearborn Partners, LLC and some of its affiliates in connection with various legal matters.

EXPERTS

        The consolidated financial statements of Packaging Corporation of America appearing in Packaging Corporation of America's Annual Report on Form 10-K for the year ended December 31, 2004 (including Schedule II appearing therein) and Packaging Corporation of America management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The financial statements of Southern Timber Venture, LLC appearing in Packaging Corporation of America's Annual Report on Form 10-K/A for the year ended December 31, 2004 have been audited by Grantham, Poole, Randall, Reitano, Arrington & Cunningham PLLC, certified public accountants, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Filings.    We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. For further information concerning the SEC's Public Reference Room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at http://www.sec.gov.

        Stock Market:    Our common shares are listed on the New York Stock Exchange and similar information can be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        Registration Statement.    We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02, Item 7.01 or Item 8.01 of a Current Report on Form 8-K):

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  our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2004;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; and

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  our Current Report on Form 8-K, filed on May 6, 2005.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02, Item 7.01 or Item 8.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to Richard B. West, Packaging Corporation of America, 1900 West Field Court, Lake Forest, Illinois 60045, (847) 482-2191.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

15,500,000 Shares

Packaging Corporation
of America

Common Stock

Goldman, Sachs & Co.
JPMorgan

QuickLinks

  Filed Pursuant to Rule 424(b)(4) Registration No. 333-130224
ABOUT THIS PROSPECTUS SUPPLEMENT
PROSPECTUS SUPPLEMENT SUMMARY
OUR COMPANY
RECENT DEVELOPMENTS
THE OFFERING
RISK FACTORS
FORWARD-LOOKING STATEMENTS
SELLING STOCKHOLDER
USE OF PROCEEDS
CAPITALIZATION
DIVIDEND POLICY
DESCRIPTION OF CAPITAL STOCK
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
Paid by the Selling Stockholder
LEGAL MATTERS
EXPERTS
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
OUR COMPANY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
SELLING STOCKHOLDER
USE OF PROCEEDS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE